Notice to Directors and Affected Officers of SASR Stock Blackout Due to 401(k) Plan Conversion: Sept. 19 – Oct. 7, 2013

Good afternoon,

We are preparing for the conversion of the Sandy Spring Bank 401(k) Plan to our new provider The Principal. During the conversion process, employees will not be able to transact Bancorp stock within the Plan for a period of time. Under the law directors and affected officers are also subject to the same “blackout period” beginning September 19 through October 7, 2013. This means that you are prohibited from any trading in SASR stock during this time.

PLEASE NOTE: This email is for notification purposes in compliance with applicable regulations. The particular timing of this blackout occurs during our normal quarterly blackout prior to the third quarter earnings release (September 18 through October 21st). Therefore, this event does not create any additional inconvenience for you.

If you have any questions, please do not hesitate to contact me.

Janet VA Replogle

Vice President & Ass't Corporate Secretary

Law & Corporate Government

Sandy Spring Bank

17801 Georgia Avenue

Olney, MD 20832

(301) 774-8455